EXHIBIT 10.5





                        ZURN SUPPLEMENTAL PENSION PLAN








           Adopted November 25, 1985 Effective As Of January 1, 1986

     Amended and Restated October 24, 1994 Effective As Of January 1, 1994































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
                        ZURN SUPPLEMENTAL PENSION PLAN
                 (Amended and Restated as of January 1, 1994)


WHEREAS, Zurn Industries, Inc. (the "Company") had established, effective January 1, 1986, the Zurn Industries, Inc. Supplemental Pension Plan for Participants in the Deferred Compensation Plan for Salaried Employees (the "Supplemental Plan") so as to restore benefits lost by Participants under certain qualified pension plans due to the Participants' deferral of earnings otherwise used in the determination of the amount of pension benefits; and

WHEREAS, the Company desires to amend the Supplemental Plan for the primary purpose of providing an additional formula designed to replace the benefits lost by an Employee under any qualified pension plan maintained by an Employer on account of restrictions imposed upon said plan by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Company hereby amends the Supplemental Plan, restates it in its entirety as follows, and renames such plan the "Zurn Supplemental Pension Plan," all effective as of January 1, 1994.


                              Article 1.  Purpose

1.01 The purpose of this Supplemental Plan is to provide for the payment of supplemental retirement benefits to Employees whose benefits payable under a Qualified Plan are (i) reduced on account of the Employees' deferral of earnings otherwise used in the determination of the amount of pension benefits, and/or (ii) subject to certain benefit limitations imposed by Section 401(a)(17) of the Code.


               Article 2.  Incorporation of the Qualified Plans

2.01 Except where inconsistent with the provisions of this Supplemental Plan, the substantive provisions of the Qualified Plans, with any amendments thereto in effect as of January 1, 1994, are hereby incorporated by reference into and shall be a part of this Supplemental Plan as fully as if set forth herein verbatim. Subject to this same exception, any amendments made to said substantive provisions shall also be incorporated by reference into, and form a part of, this Supplemental Plan effective as of the effective date of such amendments. As respects any Participant, all terms with initial capital letters which are used in the Applicable Qualified Plan and in this Supplemental Plan shall have the meanings assigned to them under the provisions of the Applicable Qualified Plan unless otherwise specified herein or as otherwise qualified by the context in which the term is used in this Supplemental Plan.





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Zurn Supplemental Pension Plan


2.02 Without limiting the generality of Section 2.01, the following terms shall be given the meanings described in this Section 2.02:

      (a) "Actuarial Equivalent" shall mean a benefit of equivalent value to the benefit otherwise payable in the normal form under the Applicable Qualified Plan as determined on the basis of the actuarial assumptions specified under the Applicable Qualified Plan as of the date of determination, including, in determinations of a benefit payable hereunder as a lump sum, the use of the UP-1984 mortality table and the interest rates which would be used as of the January 1 of the year in which distribution is made by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.

      (b) "Applicable Qualified Plan" shall mean the Qualified Plan applicable to the Participant in question, as such Qualified Plan is existing as of the date the relevant determination is being made under this Supplemental Plan.

      (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) "Company" shall mean Zurn Industries, Inc. or any successor by merger, purchase or otherwise.

      (e) "Deferral Restoration Benefit" shall mean the benefit provided under Article 4.

      (f) "Employee" shall mean any common law employee of an Employer who is eligible to participate in a Qualified Plan.

      (g) "Employer" shall mean the Company and any other company more than fifty percent (50%) owned by the Company which sponsors or participates in a Qualified Plan, or any successor to these entities by merger, purchase or otherwise.

      (h) "Participant" shall mean an Employee who has become a Participant in accordance with Sections 3.02 or 3.03. Participant shall also include a former Employee who had met the foregoing criteria as an Employee and who is, at the time of determination, receiving a benefit (or entitled to receive a benefit) from the Supplemental Plan.

      (i) "Pension Committee" shall mean the Pension Committee of Zurn Industries, Inc.





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Zurn Supplemental Pension Plan


      (j) "Post-1993 Adjusted Compensation Limitation" shall mean, for any given year beginning on and after January 1, 1994, $150,000, as adjusted to the amount determined in the manner provided under
            Section 401(a)(17) of the Code for the applicable year of determination.

      (k) "Qualified Plan" shall mean, collectively or distributively as the context may indicate, the Zurn Industries Retirement Plan, The Cosco Fire Protection Pension Plan for Salaried Employees and the NEPCO Pension Plan.

      (l) "Section 401(a)(17) Excess Benefit" shall mean the benefit provided under Article 5.

      (m) "Supplemental Plan" shall mean the Zurn Supplemental Pension Plan, as the same may be amended from time to time.

      (n) "Supplemental Plan Benefits" shall mean, to the extent applicable to any given Participant, the Deferral Restoration Benefit and the
            Section 401(a)(17) Excess Benefit. Notwithstanding the foregoing, effective upon a Change in Control within the meaning of Section 9.02, "Supplemental Plan Benefits" shall mean such benefits as determined under Section 9.01.

2.03 Any terms used in this Supplemental Plan in the masculine shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if so applicable.


                   Article 3.  Eligibility and Participation

3.01 Any Employee may participate in the Supplemental Plan, provided, however, that an Employee shall become a Participant hereunder only as provided under Sections 3.02 and 3.03.

3.02 An Employee shall become a Participant in the Supplemental Plan (if not already a Participant under Section 3.03) upon becoming eligible for a Deferral Restoration Benefit. An Employee shall become eligible for a Deferral Restoration Benefit as of the first day of the month coincident with or next following the date on which he has first entered into a Qualified Deferral Agreement (as hereinafter defined) as a participant under a nonqualified deferred compensation plan sponsored by the Company or an Employer; provided, however, that any Deferral Restoration Benefit shall become payable to a Participant (or his surviving spouse or beneficiary) only in the event that such individual is entitled to




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Zurn Supplemental Pension Plan


      receive a benefit under the Applicable Qualified Plan. For purposes hereof, the term "Qualified Deferral Agreement" shall mean an Employee's written agreement with his Employer to defer into a nonqualified deferred compensation plan sponsored by an Employer a portion of his compensation which, absent the deferral, might otherwise be considered in the determination of his pension benefit under the Applicable Qualified Plan.

3.03 An Employee shall become a Participant in the Supplemental Plan (if not already a Participant under Section 3.02) as of the first day of the calendar year in which his benefit under the Applicable Qualified Plan is first affected by the Post-1993 Adjusted Compensation Limitation.

      The determination of whether, and at which time, an eligible Employee is affected by the Post-1993 Adjusted Compensation Limitation shall be made by the Pension Committee; provided, however, the Pension Committee's failure to make such determination shall not preclude an Employee from becoming a Participant if the Employee would otherwise be eligible for a
      Section 401(a)(17) Excess Benefit. Notwithstanding the foregoing, a Participant (or his surviving spouse or beneficiary) may become eligible for a Section 401(a)(17) Excess Benefit only in the event that:

      (a) such individual is entitled to receive a benefit under the Applicable Qualified Plan; and

      (b) payment of such Applicable Qualified Plan benefit is restricted by the application of Section 401(a)(17) of the Code, as in effect on or after January 1, 1994.


              Article 4.  Amount of Deferral Restoration Benefit

4.01 The annual Deferral Restoration Benefit determined with respect to a Participant eligible therefor under Section 3.02 (or to his surviving spouse or beneficiary) shall be the result obtained by subtracting (b) from (a), where:

      (a) equals the annual benefit which would have been payable under the normal form under the Applicable Qualified Plan to such Participant, or, on his behalf, to his surviving spouse or other beneficiary or beneficiaries under the Applicable Qualified Plan (pursuant to the same benefit formula used to determine the benefit in (b) below), had the Participant's compensation for purposes of the Applicable Qualified Plan included the amounts deferred pursuant to a Qualified Deferral Agreement and if the provisions of the Applicable Qualified Plan were administered without regard to the annual limitation on compensation set forth in Section 401(a)(17) of the Code; and


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Zurn Supplemental Pension Plan


      (b) equals the annual benefit which would have been payable under the normal form under the Applicable Qualified Plan to such Participant, or, on his behalf, to his surviving spouse or other beneficiary or beneficiaries under the Applicable Qualified Plan, if the provisions of the Applicable Qualified Plan were administered without regard to the annual limitation on compensation set forth in Section 401(a)(17) of the Code.


            Article 5.  Amount of Section 401(a)17) Excess Benefit

5.01 The annual Section 401(a)(17) Excess Benefit determined with respect to a Participant eligible therefor under Section 3.03 (or to his surviving spouse or beneficiary), shall be the result obtained by subtracting (b) from (a), where:

      (a) equals the annual benefit which would have been payable under the normal form under the Applicable Qualified Plan to such Participant, or, on his behalf, to his surviving spouse or other beneficiary or beneficiaries under the Applicable Qualified Plan, if the provisions of the Applicable Qualified Plan were administered without regard to the annual limitation on compensation set forth in Section 401(a)(17) of the Code; and

      (b) equals the annual benefit which is payable under the normal form under the Applicable Qualified Plan to such Participant, or, on his behalf, to his surviving spouse or other beneficiary or beneficiaries under the Applicable Qualified Plan.

      The Section 401(a)(17) Excess Benefits payable under the Supplement Plan to, or on behalf of, a Participant shall be computed in accordance with the foregoing and with the objective that the Participant, his surviving spouse or other beneficiary or beneficiaries, should receive under the Supplemental Plan and the Applicable Qualified Plan, the total amount which would otherwise have been payable to that recipient solely under the Applicable Qualified Plan, as of the date payment is made, had the provisions of Section 401(a)(17) of the Code not been applicable thereto.

5.02 Notwithstanding any provision of this Supplemental Plan to the contrary, the Supplemental Plan Benefits provided under Articles 4 and 5 shall be determined and coordinated by the Pension Committee so as to prevent any duplication of Supplemental Plan Benefits or duplication of benefits provided by any other plan sponsored by the Employer or any individual agreement between the Employee and the Employer providing for retirement benefits.




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Zurn Supplemental Pension Plan


        Article 6.  Commencement and Form of Supplemental Plan Payments

6.01 Supplemental Plan Benefits hereunder shall become payable to a Participant, surviving spouse or beneficiary when such Participant, surviving spouse or beneficiary first begins to receive pension benefits under the Applicable Qualified Plan. Such Supplemental Plan Benefits shall be payable in the form of payment elected by the Participant, surviving spouse or beneficiary under the Applicable Qualified Plan and shall be the Actuarial Equivalent of the Participant's Supplemental Plan Benefits determined under the normal form under the Applicable Qualified Plan.


                          Article 7.  Administration

7.01 The Pension Committee shall be charged with the administration of the Supplemental Plan. The Pension Committee shall have all such powers as may be necessary to discharge its duties relative to the administration of the Supplemental Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Supplemental Plan, to decide any dispute arising hereunder, to determine the right of any employee with respect to benefits payable under the Supplemental Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Supplemental Plan as it, in its sole discretion, may from time to time deem advisable. No member of the Pension Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Supplemental Plan unless attributable to willful misconduct or lack of good faith. The Pension Committee shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Pension Committee or the Company with respect to the Supplemental Plan. Members of the Committee shall not participate in any action or determination regarding solely their own benefits payable hereunder. Except as provided in Section 7.03, decisions of the Pension Committee made in good faith shall be final, conclusive and binding upon all parties.

7.02 Whenever the Pension Committee denies, in whole or in part, a claim for benefits filed by any person (hereinafter referred to as a "Claimant"), the Pension Committee shall transmit a written notice setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for the denial of the claim, references to the specific provisions of the Supplemental Plan on which the denial is based, a description of any additional needed material or information and why such material or information is necessary, and an explanation of the



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Zurn Supplemental Pension Plan


      claims review procedure as set forth herein. In addition, the written notice shall contain the date on which the notice was sent and a statement advising the Claimant that, within ninety (90) days of the date on which such notice is received, he may obtain review of the Pension Committee's decision.

7.03 Within ninety (90) days of the date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Pension Committee a written request therefor, which request shall contain the following information:

      (a) the date on which the notice of denial of claim was received by the Claimant;

      (b) the date on which the Claimant's request was filed with the Pension Committee; provided, however, that the date on which the Claimant's request for review was in fact filed with the Pension Committee shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this clause (b);

      (c) the specific portions of the denial of his claim which the Claimant requests the Pension Committee to review;

      (d) a statement by the Claimant setting forth the basis upon which he believes the Pension Committee should reverse its previous denial of his claim for benefits and accept his claim as made; and

      (e) any written material (included as exhibits) which the Claimant desires the Pension Committee to examine in its consideration of his position as stated pursuant to clause (d).

      Within sixty (60) days of the date determined pursuant to clause (b) hereof (or, if special circumstances require an extension of time, within one hundred-twenty (120) days of such date), the Pension Committee shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall deliver, to the Claimant in writing, its decision. Such written decision shall set forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for its decision, including references to the specific provisions of this Supplemental Plan which were relied upon. The decision will be final and binding on all persons concerned.


                     Article 8.  Amendment and Termination

8.01 The Company expects to continue the Supplemental Plan indefinitely, but reserves the right to amend or terminate the Supplemental Plan at any

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      time, if, in its sole judgment, such amendment or termination is necessary or desirable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Company and shall be effective as of the date specified in such resolution. No amendment or termination of the Supplemental Plan shall directly or indirectly deprive any Participant, surviving spouse or beneficiary of all or any portion of the Supplemental Plan Benefits earned by the Participant as of the date of amendment or termination. In the event of a termination of the Supplemental Plan, the Company (or any transferee, purchaser or successor entity) shall be obligated to pay Supplemental Plan Benefits to Participants, surviving spouses and beneficiaries at such time or times as provided under the terms of the Supplemental Plan.

8.02 The Supplemental Plan shall not be automatically terminated by a transfer or sale of the Company or other Employer or by the merger or consolidation of the Company or other Employer into or with any other corporation or other entity, but the Supplemental Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Supplemental Plan. In the event the Supplemental
      Plan is not continued by the transferee, purchaser or successor entity, then the Supplemental Plan as it applies to the Employer which is sold, merged or consolidated shall terminate subject to the provisions of Section 8.01.


            Article 9.  Provisions Effective Upon Change in Control

9.01 Notwithstanding any provision of this Supplemental Plan to the contrary, in the event of a Change in Control of the Company (as defined in Section 9.02), each and every Participant in this Supplemental Plan (or, in the case of a deceased Participant, his surviving spouse or beneficiary) shall be entitled to an immediate lump sum payment equal to the Actuarial Equivalent of the Participant's Accrued Supplemental Plan Benefits Payable at Normal Retirement (as hereinafter defined). For purposes hereof, the term "Accrued Supplemental Plan Benefits Payable at Normal Retirement" shall mean (i) with respect to any Participant not currently receiving payments under this Supplemental Plan, the sum of the Deferral Restoration Benefit and the Section 401(a)(17) Excess Benefit accrued hereunder as of the date of the Change in Control event, determined as if the Participant had then attained his Normal Retirement Date, and (ii) with respect to any Participant currently receiving payments under this Supplemental Plan and any surviving spouse or beneficiary of any deceased Participant, the expected future Supplemental Plan Benefit payments to be made to such Participant, surviving spouse or beneficiary.




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Zurn Supplemental Pension Plan


9.02 For purposes of this Section, a Change in Control shall be deemed to occur if:

      (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

      (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a), (c) or (d) of this Section) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

      (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

      (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.




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                          Article 10.  Miscellaneous

10.01 No Effect on Employment Rights. Nothing contained herein shall be construed as creating any contract of employment between the Company or other Employer and any Employee nor shall any provision hereof confer upon any Participant the right to be retained in the service of an Employer nor limit the right of an Employer to discharge or otherwise deal with Participants without regard to the existence of the Supplemental Plan.

10.02 Plan Unfunded. Notwithstanding any provision herein to the contrary, the benefits offered hereunder shall constitute nothing more than an unfunded, unsecured promise by the Company or other Employer to pay benefits determined hereunder which are accrued by Participants while such Participants are employed by the Company or other Employer. No provision shall at any time be made with respect to segregating any assets of the Company or other Employer for payment of any benefits hereunder, other than the transfer of funds to a grantor trust (the "Trust") which has been established or, in the discretion of the Company or other Employer, may be established; provided, however, that all assets of the Trust shall be held for the benefit of the grantor's general creditors pursuant to the terms of the trust agreement in the event of the grantor's insolvency. No Participant, beneficiary or any other person shall have any interest in any particular assets of the Company or other Employer by reason of the right to receive a benefit under the Supplemental Plan and any such Participant, beneficiary or other person shall have only the rights of a general unsecured creditor of the Company or other Employer with respect to any rights under the Supplemental Plan. Nothing contained in the Supplemental Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company or other Employer will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of the Supplemental Plan and the Trust shall be paid by the Company or other Employer.

10.03 Binding on Employers, Employees and their Successors. The Supplemental Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Employee and his heirs, executors, administrators and legal representatives. Except as provided in Article 9 in the event of the merger or consolidation of an Employer with or into any other corporation, or in the event substantially all of the assets of an Employer shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of an Employer hereunder and shall be substituted for the Employer hereunder.



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10.04 Spendthrift Provisions.  No benefit payable under the Supplemental Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Employers shall not be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person entitled to any benefit under the Supplemental Plan.

10.05 Disclosure. Copies of the Supplemental Plan and the rules and regulations used by the Pension Committee in administering the Supplemental Plan shall be provided to any Participant requesting the Pension Committee to provide such copies.

10.06 State Law. The Supplemental Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

10.07 Notices. Every notice authorized or required hereunder shall be deemed delivered to the Company, any other Employer or the Pension Committee as the case may be: (a) on the date it is personally delivered to the Secretary of the Pension Committee (with a copy to the Company's General Counsel) at the Company's offices at One Zurn Place, Erie, Pennsylvania 16505 or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary of the Pension Committee (with a copy to the Company's General Counsel) at the offices indicated above, and shall be deemed delivered to a Participant, surviving spouse or beneficiary: (a) on the date it is personally delivered to such individual, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the records of the Company or other Employer. Any notice required hereunder may be waived by the person entitled thereto.

10.08 Counterparts. This Supplemental Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.

10.09 Severability. In the event any provision of this Supplemental Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Supplemental Plan. This Supplemental Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.



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10.10 Headings.  The headings of Sections of this Supplemental Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Supplemental Plan.


Amended and restated by resolution of the Board of Directors of Zurn Industries, Inc. on October 24, 1994, effective as of January 1, 1994, and executed by the Company on its behalf and on behalf of each other Employer at Erie, Pennsylvania, this 15th day of November, 1994.


ATTEST:                                ZURN INDUSTRIES, INC.



/s/ Dennis Haines                      By: /s/ W.A. Freeman
Dennis Haines                              William A. Freeman
Secretary                                  President






























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